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                                 EXHIBIT 10.4

                                LEASE AGREEMENT

Notice:   Michigan Law establishes rights and obligations for parties to rental agreements. This Agreement is required to comply with the Truth in Renting Act. If you have a question about the interpretation or legality of a provision of this Agreement, you may want to seek assistance from a lawyer or other qualified person.

   1. This Lease Agreement ("Lease") is made this 24th day of July, 1996, between Clyde E. and Betty E. Miller ("Lessor"), whose address is 8233 E. Shore Drive, Traverse City, MI., and Miller Oil Corporation (Lessee), whose address is P.O. Box 348, Traverse City, MI.

   2. Lessor leases to Lessee the following premises located at 3104 Logan Valley Road: All space excepting Suite 100, in the Township of Garfield, County of Grand Traverse, State of Michigan.

   3. PURPOSE: Lessee is to occupy the premises as an Oil and Gas Exploration Company.

   4. TERM: This lease shall be for 60 months beginning the 24th day of August, 1996.

   5. RENT: During the term of this Lease, Lessee shall pay the following:

        a) $1,563.00 on execution of this Agreement for the partial month of August.

        b) $6,058.00 on the first day of each of the next eleven months commencing September 1, 1996, then increasing by four percent (4%) each year thereafter.

   6. LATE CHARGE: An amount of $50.00 late charge shall be charged if the monthly rent is in default 14 days.

   7. UTILITIES: Lessee is responsible for the following: Heat, electric, trash and snow removal, water, sewer, lawn and parking lot maintenance and all other operational expenses incidental to occupancy.

   8.   SECURITY DEPOSIT:  None required.

   9. ACCESS TO PREMISES: Lessee agrees that Lessor or any of his agents shall have the right to enter said premises during all reasonable hours to examine or protect the same; to show to prospective buyers or renters, or to make such repairs, additions or alterations as may be deemed necessary by said Lessor or his agents.

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   10.  ALTERNATIONS:  Lessee shall not make any alterations in or additions to the premises, nor shall Lessee permit any decorating or like work to be done without Lessor's prior written consent in each and every instance first obtained; and Lessee agrees if Lessor so requests to pay for the cost of removing any work done in violation of this provision and of restoring the premises to their condition prior to such work without limiting the generality of the foregoing, no radio or television installation requiring outside antennas shall be installed. The Lessee shall not install any additional key lock on any door opening on a corridor without the written consent of the Lessor. The Lessor shall have the right to determine the size of electrical fuses and the Lessee shall not substitute fuses of greater capacity.

   11. ASSIGNMENT AND SUB-LEASE: Lessee shall not assign this Lease nor sub-let the premises, without prior written consent of Lessor.

   12. DAMAGE BY FIRE OR OTHER CASUALTY: If the premises are partially damaged by fire or other casualty, but can be restored to tenantable condition, Lessor shall repair the premises with reasonable dispatch. The Lessee's obligation to pay rent shall be suspended during the time that the premises remain untenantable. If the premises are destroyed by fire or other casualty or if the premises cannot be restored to tenantable condition within a reasonable time, either party shall have the right to terminate this lease by written notice to the other party.

   13.  DAMAGE BY FIRE OR OTHER CASUALTY/WAIVER OF SUBROGATION:   Each
party releases the other party from any liability for loss, damage or injury caused by the fire or other casualty for which insurance (permitting waiver of liability and waiver of insurer's rights of subrogation) is carried by the insured party to the extent of any recovery by the insured party under such insurance policy.

   14. DEFAULT: In the event the Lessee breaches this Lease by vacating the premises prior to the expiration of the term and/or failing to pay the rent provided, such action shall be considered a default under the terms of this Lease and Lessor shall be entitled to damages provided by law, including but not limited to all losses of rental payments sustained by Lessor as a result of the premises remaining vacant, or losses incurred by reletting the premises for the remainder of the term at a lessor rate than herein provided, the costs of gaining possession, and other costs and damages as provided herein or by law. However, Lessor shall have an obligation in the event the Lessee vacates the premises prior to expiration of the term of this Lease to minimize those damages. Either party shall be entitled to have a court competent jurisdiction determine the actual amount owed, if any.

       In the event the Lessee breaches this Lease by vacating the premises prior to expiration of the term hereof, or by the Lessor


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repossessing said premises due to the Lessee default or failure to carry out the covenants, conditions or agreements, including the failure to pay rent, of this Lease and the related Rules and Regulations, the Lessor may apply the Security Deposit to all damages suffered to the date of repossession, and all damages as may be suffered or consequently accrued thereafter by reason of the Lessee's default or breach. Such damages are those permitted by law under this contract. All enforcement provisions in the event of default under the terms of this Lease shall be in compliance with the law and rules provided therefore.

   15. Lessee must carry comprehensive general liability insurance, naming Clyde E. and Betty E. Miller as certificate holder on all coverages. Lessor to provide property insurance coverage.

   16. CONTENTS INSURANCE: Lessee shall carry renter's insurance on all of Lessees' personal property as contents of the retired premises.

   17. PROHIBITED PRACTICES ON THE PREMISES: Neither the Lessee nor his family, employees, agents, guests or licenses shall perform or permit any practice that may damage the reputation of or otherwise be injurious to the building or be disturbing. Such prohibited practices consist of making loud and raucous or improper noises in the building; interfering with other Residents or those visiting other Residents; allowing rubbish, waste material or products to accumulate on the premises; permitting intoxicating liquors to be manufactured on the premises; throwing rags, garbage, rubbish, etc. into toilets, bathtubs, sinks or any other place not provided for and not keeping hall doors closed while cooking. Lessor may consider any such prohibited practices to be a breach of the Lease.

   18. QUIET ENJOYMENT: Upon Lessee paying the rent and performing all of the other provisions of this Lease, Lessor agrees that Lessee shall peacefully and quietly have, hold and enjoy the premises during the term of this Lease.

   19. REPAIRS: At the expiration of the Lease, Lessee shall return the premises to Lessor in as good condition as when taken except for reasonable use and wear.

   20. RULES AND REGULATIONS: Lessee shall comply with all of the attached rules and regulations governing the premises and with all of Lessor's charges and additions to the rules and regulations what are permitted under MCL 554.631 to 554.641 as amended.

   21. SEVERABILITY: If any provision of this Lease should be or become invalid, such invalidity shall not in any way affect any of the other provisions of this Lease which shall continue to remain in full force and effect.



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   22.  TRUTH IN RENTING ACT (MCL 554.631-554.641) PROVISIONS: Lessor and
Lessee specifically agree that this Lease shall not, is not intended or shall it be construed to violate any of the Truth in Renting Act. If, however, any provision of this Lease does in fact reach any such result, then such provision shall be null and void but the other provisions of this Lease shall continue to remain in full force and effect.

   23. USE OF PREMISES: Lessee shall use and occupy the premises in such a manner as would comply with all public health and police regulations.

   24. WAIVER: If Lessor should waive any provisions of this Lease, it shall not be construed as a waiver of a further breach of such provision.

   25. Lessor and Lessee agree that all parties to this Lease will comply with Michigan Public Act 348 of 1972 as to the timely preparation and delivery and compliance of all required forms and notices. Specifically, as follows: (1) Lessor will prepare and deliver to Lessee the "Security Deposit Information Letter to Tenants"; (2) Lessee will prepare and deliver to Lessor (within 7 days after possession) a copy of "Commencement Inventory Checklist for Tenant"; (3) Lessor will prepare and furnish copy of "Termination Inventory Checklist for Owners or Manager" after occupancy has been terminated; (4) Lessor will prepare and furnish copy of "Landlord or Manager Itemized List of Damages for Tenant" to the Lessee after occupancy has been terminated.

   26. LEASE BINDING: The provisions of this Lease shall be binding upon and shall be for the benefit of Lessor and Lessee and their respective successors in interest.


/S/ C.E. MILLER                         ___________________________________
C.E. Miller                             Miller Oil Corporation


/S/ BETTY E. MILLER                     /S/ KELLY E. MILLER
Betty E. Miller                         Kelly E. Miller, President



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